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                                                                       Exhibit 1



                                5,000,000 SHARES

                              T-CELL SCIENCES, INC.

                                  COMMON STOCK

                            SELLING AGENCY AGREEMENT
                            ------------------------


                                                                July ____, 1996

GENESIS MERCHANT GROUP SECURITIES
909 Montgomery Street, Suite 600
San Francisco, CA 94133

Ladies and Gentlemen:

      This letter shall set forth the agreement between T-Cell Sciences, Inc., a Delaware corporation (the "COMPANY"), and the undersigned, Genesis Merchant Group Securities, an Illinois partnership (the "SELLING AGENT"), in connection with the Company's engagement of the Selling Agent to offer and sell on behalf of the Company to prospective purchasers (the "PURCHASERS") up to [5,000,000] shares (the "SHARE") of the Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company, on the terms and subject to the conditions set forth below.

      The Company wishes to confirm its agreement with the Selling Agent as follows:

     1. ENGAGEMENT OF SERVICES. Subject to the terms and conditions set forth herein, the Selling Agent shall provide to the Company, and the Company shall retain the Selling Agent to provide on an exclusive basis, financial advisory and placement services in connection with the arrangement of the offering with purchasers of the Shares on behalf of the Company (the "OFFERING").

     2. AGENCY AND BEST EFFORTS. The Company understands and agrees that the Selling Agent will be acting as the Company's agent, and not as principal, in placing the Shares in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "ACT"), and that the Selling Agent's responsibility in this transaction is limited to the "best efforts" undertaking to consummate the Offering, and the Company acknowledges and agrees that the Selling Agent has no express or implied obligation to purchase or place the Shares beyond such best efforts basis. The Selling Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase shares of Common Stock has been solicited by the Selling Agent and accepted by the Company, but the Selling Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. The Shares shall be sold at such price as shall be agreed to by the Company.

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     3.    EXCLUSIVE ENGAGEMENT.

        (a) The Selling Agent's engagement hereunder shall be on an exclusive basis and the Company agrees to refer promptly to the Selling Agent all offers, inquiries and proposals relating to the Offering.

        (b) In order to induce the Selling Agent to act as exclusive selling agent for the Company with respect to the Offering, the Company agrees that it shall not, directly or indirectly, and shall not permit its employees, agents or representatives to, directly or indirectly, solicit, encourage or participate in discussions in connection with or supply information relating to, the Offering to any financing source, broker, dealer, finder, financial adviser, investment banker or other similar person or entity.


     4. FEES. In consideration of the Selling Agent's services hereunder, the Company shall pay to the Selling Agent a commission (the "FEE") in an amount equal to 6% of the gross proceeds of the Offering, the payment of which Fee shall be payable out of the proceeds from the sale of the Shares on or prior to the consummation of the sale of such Shares or portion thereof.


     5. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Act a Registration Statement on Form S-3 (File No. __________) under the Act (the "REGISTRATION STATEMENT"), including a prospectus subject to completion relating to the Shares. The term Registration Statement as used in this Agreement means the Registration Statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the Registration Statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the Registration Statement as amended by said post-effective amendment. The term "PROSPECTUS" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by (i) any prospectus supplement relating to the Shares and (ii) the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "PRELIMINARY PROSPECTUS" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be. As used herein, the term "INCORPORATED DOCUMENTS" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto.






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     6.   AGREEMENTS OF THE COMPANY. The Company agrees with the Selling Agent as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the shares of Common Stock may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise the Selling Agent promptly and, if requested by the Selling Agent, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise the Selling Agent promptly and, if requested by the Selling Agent, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information and shall provide the Selling Agent with a reasonable opportunity to comment thereon; (ii) when each amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be in final form for circulation to prospective purchasers of the Shares; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the threatening of any proceeding for such purpose; and (iv) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c)   The Company will furnish to the Selling Agent, without charge
(i) one signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Selling Agent may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as the Selling Agent may request, and (iv) two copies of the exhibits to the Incorporated Documents.

          (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus, or, prior to the end of the period of time referred to in the first sentence in subsection
(f) below, file any document which upon filing becomes an Incorporated Document, of which the Selling Agent shall not previously have been advised or to which, after the Selling Agent shall have received a copy of the document proposed to be filed, the Selling Agent shall reasonably object.


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          (e)   Prior to the execution and delivery of this Agreement, the
Company has delivered to the Selling Agent, without charge, in such quantities as the Selling Agent has requested, copies of each form of the Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Selling Agent, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Selling Agent a prospectus is required by the Act to be delivered in connection with offers or sales by the Selling Agent, the Company will expeditiously deliver to the Selling Agent, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Selling Agent may request. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Selling Agent is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Selling Agent a reasonable number of copies thereof. In the event that the Company and the Selling Agent agree that the Prospectus should be amended or supplemented, the Company, if requested by the Selling Agent, will reasonably consider promptly issuing a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (g) The Company will cooperate with the Selling Agent and with counsel for the Selling Agent in connection with the registration or qualification of the Shares for offering and sale by the Selling Agent under the securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably request and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of five years hereafter, the Company will furnish to the Selling Agent (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as the Selling Agent may reasonably request.



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          (j)   The Company will apply the net proceeds from the sale of the
Shares substantially in accordance with the description set forth in the Prospectus.

          (k) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Selling Agent of the time and manner of such filing.

          (l) Except as stated in this Agreement and in the Preliminary Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (m) The Company will use its best efforts to have the shares of Common Stock which it agrees to sell under this Agreement, subject to notice issuance, listed on the NASDAQ National Market on or before the Closing Date.


     7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Selling Agent that:

          (a) Each Preliminary Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act and Rule 415 promulgated thereunder ("Rule 415"). The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and the rules and regulations of the SEC promulgated pursuant to the Act or the Exchange Act, as the case may be (the "Rules and Regulations"), and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder; no Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.




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          (d)   All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the purchasers of such Shares against payment therefor in accordance with the terms on which the Shares are offered by the Company to such purchasers will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

          (e) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

          (f) The Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization.

          (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company, or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act.

          (h) The Company is not in violation of its certificate of incorporation or bylaws, or, except as described in the Registration Statement or the Prospectus, the Company is not in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound. Except as described in the Registration Statement or the Prospectus, to the Company's knowledge, the Company is not in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree other than with respect to patent, trademark or other similar intellectual property issues of any court or governmental agency or body having jurisdiction over the Company which would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company.

          (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act, compliance with the securities or Blue Sky laws of



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various jurisdictions and the listing of the Shares on the NASDAQ National
Market, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or (ii) conflicts or will conflict with in any material respect or constitutes or will constitute a material breach of, or a default under, or require any consent or waiver under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any its property or assets is subject, except for (A) such consents or waivers which have already been obtained and are in full force and effect, or (B) such breaches, defaults, consents, waivers, violations or liens the occurrence or non-receipt of which would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company.

          (j) The accountants, Price Waterhouse, LLP, who have certified or shall certify the financial statements at [June 30, 1996] and for the three years in the period ended [December 31, 1995] included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (k) The financial statements, together with related schedules and notes, set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present the financial position of the Company at the respective dates indicated and the results of its operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods except, in the case of financial statements for interim periods, (i) as stated herein and (ii) the absence of the notes thereto meeting the requirements of GAAP. The other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (l) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy underlying such laws, and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (m) Except as disclosed in the Registration Statement and the Prospectus subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, the Company has not incurred any liability or obligation, direct or



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contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company.

          (n) The Company has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all material liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by the Company is held by it under valid, subsisting and enforceable leases.

          (o)   The Company has not distributed and, except as provided in
Section 6 of this Agreement, prior to the latest to occur of (i) the date of the closing of the purchase and sale of the Shares (the "CLOSING DATE") by the prospective purchasers and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other material, if any, permitted by the Act.

          (p) Except where the failure to obtain a permit, license, franchise or authorization of a governmental or regulatory authority would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company,
(i) the Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and all such Permits are valid and in full force and effect; (ii) the Company has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, (iii) except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Company.

          (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) To the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.


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          (s)   The Company has filed all tax returns required to be filed, which returns are complete and correct, and the Company is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (t) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

          (u) Except as disclosed in the Prospectus, the Company owns all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by it or necessary for the conduct of its businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing.

          (v) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal Selling Agent" for, an "investment company," as each term is defined in the Investment Company Act of 1940, as amended.

          (w) The Company (i) is in compliance in all material respects with any and all applicable, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAW"),
(ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, except for such permits, licenses or other approvals which, if not obtained, would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth, or results of operations of the Company. The Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA").

          (x) Except as disclosed in the Prospectus, the Company is not aware of any costs or liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) associated with Environmental Laws affecting the business, operations and properties of the Company, which, singly or in the aggregate, would have a material adverse effect on the condition (financial or other), business, properties, net worth, or results of operations of the Company.

          (y) (i) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for companies of like size in a comparable stage of development in the business in which it is engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company is in compliance with the terms of such policies and instruments in all material respects; and
(iv) there are no claims by the Company under an such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.


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          (z)   The Company has not violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company engaged in any unfair labor practice, which might result, singly or in the aggregate, in a material adverse effect in the condition (financial or other), business, properties, net worth, or results of operations of the Company. There is (i) no significant unfair labor practice complaint pending against the Company or, to the best knowledge of the Company, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or, (iii) to the best knowledge of the Company, no union representation question exists with respect to the employees of the Company and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not have a material adverse effect on the condition (financial or other), business, properties, net worth, or results of operations of the Company.

          (aa) No offering, sale or other disposition of any Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, of the Company will be made for a period of _____ days after the date of this Agreement by the Company, other than hereunder or with the prior written consent of the Selling Agent; provided, however, that the Company may issue and sell or grant options to purchase Common Stock pursuant to any employee stock option plan, stock ownership plan or other employee benefit plan of the Company in effect on the date of this Agreement.


     8.    INDEMNIFICATION AND CONTRIBUTION.

           (a) The Company agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Selling Agent furnished in writing to the Company by or on behalf to the Selling Agent expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus, the Registration Statement or the Prospectus (or any supplement or amendment thereto) shall not inure to the benefit of the Selling Agent (or to the benefit of any person controlling the Selling Agent) on account of any such loss, claim, damage, liability or expense arising from the offering the sale of Shares by the Selling Agent to any person if a copy of the Prospectus (or any supplement or amendment thereto) shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus or any supplement or amendment thereto), PROVIDED that the Company has delivered the Prospectus (and any supplement or amendment thereto) to the Selling Agent in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit, proceeding or investigation is commenced, as to which the Selling Agent or any other person entitled to indemnification under Section 8(a) proposes to demand indemnification, it shall notify the Company with reasonable promptness; PROVIDED, HOWEVER, that any failure by the Selling Agent or any such other person to notify the Company shall not relieve the Company from its obligations hereunder, except to the extent that the Company shall have been materially prejudiced in its ability to defend the action, suit, proceedings or investigation for which such indemnification is sought by reason of such failure. The Selling Agent shall have the right to retain counsel of its own choice in its sole discretion, and the Company shall pay the reasonable fees, reasonable expenses and reasonable disbursements of such counsel; and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Selling Agent made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without prior written consent of the Selling Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Selling Agent of an unconditional release from all liability in respect to such claim.

          (c) The Selling Agent agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Selling Agent, but only with respect to information relating to the Selling Agent furnished in writing by or on behalf of the Selling Agent expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person, based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Selling Agent pursuant to this paragraph (c), the Company shall have the rights and duties given to the Selling Agent by paragraph (b) above, and the Selling Agent, its directors, any such officer, and any such controlling person, shall have the rights and duties given to the Company by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Selling Agent may otherwise have.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Agent on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the Selling Agent's commission and before deducting expenses) received by the Company bear to the total commissions received by the Selling Agent. The relative fault of the Company on the one hand and the Selling Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Selling Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, the Selling Agent shall not be required to contribute any amount in excess of the amount by which the total price of the Shares placed by it and distributed to the public exceeds the amount of any damages which the Selling Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Selling Agent or any person controlling such Selling Agent, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Selling Agent or any person controlling the Selling Agent, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.


     9. CONDITIONS OF SELLING AGENT'S OBLIGATIONS. The obligations of the Selling Agent to perform hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective, and all filings, if any, required to be made prior to that time by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Selling Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the prospectus or otherwise) shall have been complied with to the Selling Agent's satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any material change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, which in the Selling Agent's reasonable opinion would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any executive officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Selling Agent and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Selling Agent's reasonable opinion, materially adversely affect the market for the Shares.

          (c) The Selling Agent shall have received an opinion of Goodwin, Proctor & Hoar, counsel for the Company, dated the Closing Date and addressed to the Selling Agent to the effect that:

                (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in every state where the failure to be so qualified could have a material adverse effect on the Company.

                (ii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                (iii) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable;

                (iv) The Shares have been duly authorized and, when issued and delivered to the prospective purchasers against payment therefor, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

                  (v) The form of certificates for the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and bylaws of the Company and the requirement of the NASDAQ Stock Market;

                  (vi) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                  (vii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the prospective purchasers thereof, and this Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Selling Agent, is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                  (viii) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof, nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or, to the knowledge of such counsel, any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or of which such counsel is aware, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, nor will any such action result in any material violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company, or any of its properties which would have a material adverse effect on the Company;

                  (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act, or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares and such as have been obtained with respect to the listing of Shares on the NASDAQ National Market) for the valid issuance and sale of the Shares as contemplated by this Agreement;

                  (x) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act (except with respect to the location in the Prospectus of the information required by Items 502(a) and (c) of

Regulation S-K under the Act as to which counsel need not express any opinion) and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion), at the time it was first filed with the Commission complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                  (xi) The statements in the Registration Statement, Prospectus and the Incorporated Documents under the headings "Risk Factors," "Business" and "Description of Capital Stock," insofar as they are descriptions of contracts, agreements or other legal documents or refer to statements of law or legal conclusions, are accurate and present fairly the information required by the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder to be disclosed therein;

                  (xii) The Company is not in violation of its certificate of incorporation or bylaws, or, except as disclosed in the Prospectus or an amendment or supplement thereto, is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness;

                  (xiii) Except as disclosed in the Prospectus, the Company has full power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure to so have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations or financial condition of the Company, to own its properties and to conduct its business as now being conducted, as described in the Prospectus;

                  (xiv) To the knowledge of such counsel, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company, or to which the Company or any of its property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

                  (xv) Except as disclosed in the Prospectus, the Company owns all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by it or necessary for the conduct of its business, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing;

                  (xvi) Except as described or referred to in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

                  (xvii) Except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company; and

                  (xviii) To the knowledge of such counsel, the Company is not in material violation of any law, ordinance, administrative or governmental rule or regulation, including all Environmental Laws, applicable to the Company or of any decree of any court or governmental agency or body having jurisdiction over the Company, except as disclosed in the Prospectus or a supplement or amendment thereto; and the Company has not been named as a "potentially responsible person" under CERCLA;

                  (xix) The Company is duly registered and qualified to conduct its business and is in good standing each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify can be cured without having a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company;

                  (xx) The offer and sale of the Shares comply with the requirements of Rule 415; and

                  (xxi) Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

          (d) The Selling Agent shall have received agreements executed by all officers, directors and holders of greater than five per cent (5%) of the Company's Common Stock (collectively the "SIGNIFICANT SHAREHOLDERS") which provide that for a period of 90 days after the effective date of the Registration Statement, such Significant Shareholders shall not to directly or indirectly, offer, sell, grant any options to purchase or otherwise dispose of any shares of the Company's Common Stock held by them.

          (e) The Selling Agent shall have received letters addressed to the Selling Agent, and dated the date hereof and the Closing Date from Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by the Selling Agent.

          (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company; (iv) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and the Closing Date as if made on and as of the Closing Date, and the Selling Agent shall have received a certificate, dated such date and signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in this Section 9(g) and in Section 9(h) hereof.

          (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to such date.

          (h) Prior to the time the Registration Statement is ordered effective by the Commission, the Company shall have filed with the NASDAQ National Market an additional listing notification for the Shares and all supporting materials required by The NASDAQ Stock Market Inc.; and no reason or set of facts shall exist which is likely to adversely affect the listing of the Shares or the continued listing of the shares of Common Stock of the Company presently listed on the NASDAQ National Market.

          (i) The Company shall have furnished or caused to be furnished to the Selling Agent such further certificates and documents as the Selling Agent shall have reasonably requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Selling Agent and its counsel.

          Any certificate or document signed by any officer of the Company and delivered to the Selling Agent, or to its counsel, shall be deemed a representation and warranty by the Company to the Selling Agent.


     10. EXPENSES. Regardless of the consummation of the Offering, the Company agrees to pay all costs and expenses incident to the performance by it of its obligations hereunder and all costs and actual accountable out-of-pocket expenses incurred by or on behalf of the Selling Agent including, without limitation, the following: (i) the preparation, printing (or reproduction), and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them prior to or during the period specified in Section 6(f) hereof but not exceeding nine months after the effective date of the Registration Statement;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares during the period specified in Section 6(f) hereof but not exceeding nine months after the effective date of the Registration Statement; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the NASDAQ National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 6(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Selling Agent relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fee and the fees and expenses of counsel for the Selling Agent in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Selling Agent representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; provided, however, that the Company shall reimburse the Selling Agent for its expenses only up to a maximum of [$__________].


     11. EFFECTIVENESS OF AGREEMENT; TERMINATION. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. This Agreement shall be subject to termination in the absolute discretion of the Selling Agent, without further liability in the part of the Selling Agent or the Company, by notice to the Company at any time prior to the Closing Date. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter. Notwithstanding the foregoing, the provisions of Sections 8, 10, 12 and 13 shall survive any termination under this Section 11.


     12. MICELLANEOUS. Except as otherwise provided in Section 11, hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at T Cell Sciences, Inc., 115 Fourth Avenue, Needham, MA 02194, Attention: Ms. Una Ryan, President, Chief Scientific Officer, with a copy to Stuart Cable at Goodwin, Proctor & Hoar; or (ii) if to the Selling Agent, at your office at 909 Montgomery Street, Suite 600, San Francisco, California 94133, Attention: Mr. Will K. Weinstein, with a copy to Lior Nuchi at McCutchen, Doyle, Brown & Enersen.

      This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof.

      This Agreement has been and is made solely for the benefit of the Selling Agent, the Company, its directors and officers, and the other controlling persons referred to in Section 8 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successor and assigns" as used in this Agreement shall include a purchaser from any Selling Agent of any of the Shares in his status as such purchaser.

      The Company will permit the Selling Agent, at the Selling Agent's expense and subject to the Company's prior approval, such approval not unreasonably withheld, to advertise with a public "tombstone" announcement of completion of the Offering.


     13. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed within the State of California.

      This Agreement may be signed in various counterparts which together constitute on and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

      Please confirm that the foregoing correctly sets forth the agreement between the Company and the Selling Agent.


                                Very truly yours,

                                T-CELL SCIENCES, INC.



                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:

                                Confirmed as of the date first above mentioned.


                                GENESIS MERCHANT GROUP SECURITIES



                                By:
                                   -------------------------------------------
                                   Name:  Will K. Weinstein
                                   Title: Senior Partner